SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 4, 2011 (January 1, 2011)
Date of Report (Date of Earliest Event Reported)
Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
No.)
One TSYS Way, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 4, 2011, Total System Services, Inc. (“TSYS”) announced that it acquired the remaining 49-percent interest in First National Merchant Solutions, LLC (“FNMS”) from First National Bank of Omaha (“FNBO”) and certain affiliates of FNBO for approximately $169.6 million. FNMS will be rebranded as TSYS Merchant SolutionsSM. TSYS formed a joint venture with FNBO in April 2010, when it acquired a 51-percent controlling interest in the business of FNMS. FNMS is a direct merchant acquirer and transaction processor, providing transaction processing, merchant support, credit underwriting, risk management and value-added services to its merchant customers. The acquisition was consummated on January 1, 2011. A copy of the press release issued by TSYS regarding the transaction is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	TSYS press release dated January 4, 2011

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, TSYS has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (“TSYS”)
Dated: January 4, 2011	By:	/s/ Kathy Moates
Kathleen Moates
Senior Deputy General Counsel

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